POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of S. David Colton, Senior Vice President and General Counsel, and Catherine R. Hardwick, Assistant General Counsel and Secretary, of Phelps Dodge Corporation, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for
and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Phelps Dodge Corporation (the "Corporation"), Forms 3, 4, 5 and 144 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any
and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144; complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and,

(3)	take any other action of any
type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This
Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The Power of Attorney shall also be automatically revoked to any attorney-in-fact if such individual is no longer employed by Phelps Dodge Corporation.

IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of October, 2005.


			/s/
Nancy F. Mailhot

STATE OF ARIZONA		)
				) ss.
County of
Maricopa		)

Subscribed and sworn to before me by Nancy F. Mailhot, Vice President-Human Resources, Phelps Dodge Corporation, on this 19th day of October, 2005.

My Commission Expires:			Michelle L.
Campbell							Notary Public
March 24, 2009